SEC13F.LNS                   GAMCO INVESTORS, INC.
                             FORM 13F SUMMARY PAGE
                                 AS OF DATE: 03/31/99 RUN DATE: 05/14/99

REPORT SUMMARY:

NUMBER OF OTHER INCLUDED MANAGERS:

FORM 13F INFORMATION TABLE ENTRY TOTAL:  1,195

FORM 13F INFORMATION TABLE VALUE TOTAL:   $13,821,818,000









LIST OF OTHER INCLUDED MANAGERS

NO.   13F FILE NUMBER      NAME

01      28-1887   GABELLI FUNDS, LLC